Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the following registration statements of Harris Corporation and in the related Prospectuses of our reports dated August 25, 2006, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries, Harris Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Harris Corporation, included in this Annual Report on Form 10-K for the year ended June 30, 2006:

Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	Nos. 33-37969; 33-51171; and 333-07985	Harris Corporation Stock Incentive Plan
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Form S-3	No. 333-100823	Harris Corporation Debt and Equity Securities
Form S-3	No. 333-108486	Harris Corporation Debt and Equity Securities
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-3 ASR	No. 333-132238	Harris Corporation Debt and Equity Securities

/s/ ERNST & YOUNG LLP
Certified Public Accountants
Jacksonville, Florida
August 31, 2006